UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

ALLORA MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53459	20-3551488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 3, Level 1,190 Queen Street, Melbourne, Australia	3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +61 3 9670 9755

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 30, 2009, Allora Minerals, Inc. (the “Company”) entered into an Asset and Stock Purchase Agreement (the “Asset and Stock Purchase Agreement”) with EPOD Solar Inc., a Canadian corporation located in Kelowna, British Columbia, Canada (the “Parent”), and the Parent’s wholly owned subsidiaries, Epod Solar (Wales) Limited (“Epod UK”) and EPOD Industries Inc. (“Epod Industries”), whereby the Company agreed to acquire all of the issued and outstanding shares of capital stock of (i) Epod Solar Europe Ltd, (“Epod Europe”) from the Parent, and (ii) Great Lakes Solar Utilities Inc. (“Great Lakes”) from EPOD Industries. In addition, pursuant to the terms of the Asset and Stock Purchase Agreement, the Company agreed to purchase substantially all of the assets of Epod UK (the “Assets”).   In consideration for the purchase of the Assets and all of the issued and outstanding shares of capital stock of Epod Europe and Great Lakes (the “Acquisition”), the Company agreed to issue 2,651,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), to the Parent.

The consummation of the Acquisition is subject to the satisfaction or waiver of certain conditions, including: (i) the delivery of the Assets and the Shares, (ii) the completion of audited pro forma financial statements of the Company, and (iii) other customary conditions.

Also on June 30, 2009, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with the Parent and Dr. Chandra Pemmasani (the “Purchaser”), whereby the Parent issued to the Purchaser a secured convertible debenture in the principal amount of $2,000,000 (the “Debenture”), and warrants to purchase shares of common stock (the “Warrants”).  The Debenture has an annual interest rate of 11% and matures on June 30, 2011.  Prior to the closing of the Acquisition, the Purchaser can elect to exercise the Warrants or convert the Debenture into either shares of Common Stock of the Company or shares of common stock of the Parent.  The Company will assume any unexercised portion of the Warrants and unconverted portion of the Debenture pursuant to the Asset Purchase Agreement, as of the date of closing of the Acquisition.  After the closing of the Acquisition, the Purchaser can exercise the Warrants or convert the Debenture into shares of Common Stock of the Company only.

The Debenture is secured by (a) a lien on certain of the Assets pursuant to a guaranty and indemnity among the Company, Epod UK and the Purchaser (the “Guaranty”), as well as a debenture entered into between Epod UK and the Purchaser and a deed agreement entered into among the Parent, Epod UK and the Purchaser (each of which will be assumed by the Company as of the date of closing of the Acquisition pursuant to the Asset and Stock Purchase Agreement), and (b) certain shares of Common Stock of the Company and of common stock of the Parent held by certain stockholders pursuant to securities pledge agreements entered into in favor of the Purchaser.  Pursuant to the Guaranty, each of the Company and Epod UK have guaranteed the obligations of the Parent to the Purchaser under the Debenture.

The shares of Common Stock of the Company issuable upon conversion of the Debenture and upon exercise of the Warrants are to be registered for resale pursuant to the terms of a Registration Rights Agreement, dated as of June 30, 2009, between the Company and the Purchaser (the “Registration Rights Agreement”).

In connection with the Securities Purchase Agreement, on June 30, 2009 each of CCI Financial Group Inc. (“CCI”) and Baneberry Capital Corp. (“Baneberry”) (each, a “Financial Advisor” and, collectively, the “Financial Advisors”) received from the Parent, as compensation for financial advisory services, cash and common stock purchase warrants.  CCI received warrants in an amount equal to 1% of the Debenture and Warrants sold to the Purchaser pursuant to the Securities Purchase Agreement and Baneberry received warrants in an amount equal to 8% of the Debenture and Warrants sold to the Purchasers pursuant to the Securities Purchase Agreement.  The warrants issued to the Financial Advisors (the “Advisory Warrants”) contain the  same exercise price and other terms and conditions as the Warrants; provided, that the Company is not required to register the shares of Common Stock issuable upon exercise of Advisory Warrants.  The Company will assume any unexercised portion of the Advisory Warrants pursuant to the Asset and Stock Purchase Agreement, as of the date of closing of the Acquisition.

The preceding descriptions of the Debenture, the Warrants, the Asset and Stock Purchase Agreement, the Securities Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Debenture, the Warrants, the Asset and Stock Purchase Agreement, the Securities Purchase Agreement and the Registration Rights Agreement filed herewith as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

To the extent the issuance of the Debenture, the Warrants and the Advisory Warrants described in Item 1.01 above are deemed to be an issuance by the Company, the information provided in Item 1.01 is hereby incorporated into this Item 3.02 by reference.

Item 5.01

Changes in Control of Registrant.

On June 30, 2009, the holders of all of the Company’s then outstanding Common Stock sold all of their Common Stock to third party purchasers.  As part of this transaction, the Company’s President and Chief Executive Officer, Agostino Tarulli, who owned approximately 66.23% of the issued and outstanding shares of Common Stock, sold all of his Common Stock to third party purchasers pursuant to a stock purchase agreement.  No single purchaser of Mr. Tarulli’s shares of Common Stock holds a controlling interest in the Company.

The Company was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2) (the “Exchange Act”)) immediately prior to the sale of the Common Stock described above. Accordingly, pursuant to the requirements of Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is certain information that would be required if the Company was filing a general form for registration of securities on Form 10 (17 CFR 249.210b) under the Exchange Act, reflecting the Common Stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Company and its securities upon consummation of the transaction.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to the Company’s officers for all services rendered in all capacities for the fiscal periods indicated.

						Non-Equity	Nonqualified
Name and				Stock	Option	Incentive Plan	Deferred	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Agostino	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Tarulli (1)	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) President and Chief Executive Officer, Chief Financial Officer, Treasurer and Director.

Compensation of Directors

The Company does not pay any compensation to its directors.

Stock Option Grants

The Company has not granted any stock options to its executive officers since its inception.

Employment Agreements

The Company is not presently a party to any employment or consulting agreement with a named executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since June 1, 2008, had any interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will affect the Company:

  any of the Company’s directors or officers;

  any person proposed as a nominee for election as a director;

  any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to outstanding shares of Common Stock;

  any of the Company’s promoters; or

  any relative or spouse of any of the foregoing persons who has the same house as such person.

There have been no assets acquired, nor are any assets to be acquired from or expenses incurred by, any of the above mentioned parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June 29, 2009, the number of shares of Common Stock that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by the Company’s principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,775,000 shares of Common Stock issued and outstanding as of June 29, 2009. The Company does not have any outstanding warrant, options or other securities exercisable for or convertible into shares of Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Agostino Tarulli c/o Allora Minerals, Inc., 190 Queen Street, Melbourne, Victoria, Australia 3000	2,500,000 shares of common stock (direct)	66.23%
All executive officers and directors as a group		2,500,000 share of common stock	66.23%

Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information (i) provided pursuant to Items 3, 9, 11(a), 11(b), 11(c), 11(f), 11(g),11(k), 11(l), 11(n), 14, 15 and 16 of the Company's Registration Statement on Form S-1, filed with the Commission on September 26, 2008, (ii) contained in Items 1 and 2 of Part I and Items 1 and 2 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2009, (iii) contained in Items 1 and 2 of Part I and Items 1 and 2 of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2008, and (iv) the information contained in Items 1 and 2 of Part I and Items 1, 2 and 5 of Part II of the Form 10-Q/A for the quarter ended August 31, 2008, are hereby incorporated by reference into this Current Report on Form 8-K under this Item 5.01.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions described in Item 5.01, above, which are incorporated herein by reference, on June 30, 2009, Agostino Tarulli resigned as President, Chief Executive Officer and Chief Financial Officer of the Company. On the same date, Mr. Tarulli also resigned from his position as sole Director of the Company.

On June 30, 2009, Michael Matvieshen, age 47, was elected to serve as a Director of the Company.  In addition, on June 30, 2009, Mr. Matvieshen was appointed as President and Chief Executive Officer of the Company.  Mr. Matvieshen has served as the Chief Executive Officer of Parent since 2003.

On June 30, 2009, Satpal Sidhu, age 59, was appointed as Chief Operating Officer of the Company. Mr. Sidhu has served as Chief Operating Officer of Parent since 2008. Prior to joining the Parent, he was the Dean of Professional Technical Education at Bellingham Technical College in Bellingham, Washington from 2002 to 2008.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits.

4.1	11% Senior Secured Convertible Debenture, dated June 30, 2009, issued by EPOD Solar Inc. to Dr. Chandra Pemmasani.

4.2	Warrant to purchase common stock, dated June 30, 2009, issued by EPOD Solar Inc. to Dr. Chandra Pemmasani.

10.1	Asset and Stock Purchase Agreement, dated June 30, 2009, by and among EPOD Solar Inc., Epod Solar (Wales) Limited, EPOD Industries Inc. and Allora Minerals, Inc.

10.2	Securities Purchase Agreement, dated as of June 30, 2009, by and among Allora Minerals, Inc., EPOD Solar Inc. and the persons listed on Schedule I thereto.

10.3	Registration Rights Agreement, dated as of June 30, 2009, by and between Allora Minerals, Inc. and the buyers identified on the Schedule of Buyers attached thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLORA MINERALS, INC.

By: /s/ Michael Matvieshen
Michael Matvieshen
President and Chief Executive Officer
Date: July 7, 2009